Exhibit 99.1

Motricity Reports First Quarter 2011 Results

BELLEVUE, Wash., May 3, 2011 — Motricity (Nasdaq: MOTR), a leading provider of mobile Internet services, today announced financial results for the first quarter ended March 31, 2011.

Financial and Business Highlights:

•	Quarterly revenue of $32.2 million, up 11% year-over-year

•	50% managed services revenue growth over Q4 from new international customers

•	Quarterly Adjusted EBITDA of $5.3 million, up from $3.1 million year-over-year

•	Quarterly Adjusted Net Income of $1.3 million, Adjusted EPS of $0.03, up from $0.5 million in the first quarter of 2010 with an Adjusted EPS of $0.01

•	Quarterly net loss of $(6.1) million and EPS of $(0.15), including expenses of the Adenyo acquisition, compared to a $(1.5) million net loss in the first quarter of 2010

•	Completed Adenyo acquisition adds new mobile advertising and marketing revenue from enterprise and ad agency customers

Management Commentary:

“Motricity drove strong year-over-year growth in revenue and margin,” said Ryan Wuerch, chief executive officer of Motricity. “Our international deployments with customers including XL, Celcom, Robi, Hello, Dialog and Reliance are on track, and managed services revenue from our new international customers grew 50 percent over the prior quarter. These facts, along with very encouraging usage metrics such as XL’s recently reported 44% year-over-year growth in data revenue and 6 million users on XL!Go powered by Motricity, are strong leading indicators of substantial international growth.”

“Our international mobile operator sales pipeline has grown ten-fold since this time last year, including targets in Southeast Asia, India, Latin America and Europe with several at the final sales stage. The addition of mobile advertising and marketing capabilities to our mCore platform is amplifying these opportunities. In a global market of over 4.5 billion mobile subscribers, Motricity is uniquely positioned to empower mobile operators, brands and advertising agencies to capitalize on the dynamic growth of the mobile internet,” added Wuerch.

“With the increase in mobile data usage and adoption of smartphone devices that we’re currently seeing, plus increased visibility since our last earnings call, we believe that in addition to strong international growth in 2011, Motricity will also post a double-digit increase in North American revenue over 2010 levels,” concluded Wuerch.

Revenue and Net Income:

Revenue increased $3.1 million, or 11%, to $32.2 million in the first quarter of 2011 from $29.1 million in the first quarter of 2010. Managed services revenue for the quarter increased $2.9 million, or 14%, and professional services revenue increased $0.3 million, or 3%, compared to the prior year period. Net loss for the first quarter of 2011 was $(6.1) million, compared with a net loss of $(1.5) million for the first quarter of 2010. Results for the first quarter of 2011 include $4.4 million of acquisition transaction, integration and related restructuring costs and an additional $1.6 million of stock-based compensation expense as compared to the prior year. Net loss per share was $(0.15) for the first quarter of 2011 compared to a net loss of $(1.38) per share for the first quarter of 2010.

Adjusted EBITDA:

Adjusted EBITDA for the first quarter of 2011 was $5.3 million, a $2.2 million increase from $3.1 million for the first quarter of 2010. The year-over-year growth in Adjusted EBITDA is primarily due to the revenue increase and associated operating leverage of our model. The following table reconciles Adjusted EBITDA to net loss for the quarters ended March 31, 2011 and 2010:

	Q1 2011	Q1 2010
	(in millions)	(in millions)
Net loss	$(6.1)	$(1.5)
Other income (expense), net	—	0.3
Provision for income taxes	0.5	0.5
Depreciation and amortization	4.4	2.9
Restructuring and asset impairments	0.3	0.4
Stock-based compensation	2.1	0.5
Acquisition transaction and integration costs	4.1	—

Adjusted EBITDA	$5.3	$3.1

Adjusted Net Income:

Adjusted Net Income for the first quarter of 2011 was $1.3 million, or $0.03 of Adjusted EPS1, compared to Adjusted Net Income of $0.5 million, or $0.01 of Adjusted EPS, for the first quarter of 2010. The year-over-year growth in Adjusted Net Income is primarily due to the revenue increase and associated operating leverage of our model. The following table reconciles Adjusted Net Income to net loss for the quarter ended March 31, 2011 and 2010:

	Q1 2011	Q1 2010
	(in millions)	(in millions)
Net loss	$(6.1)	$(1.5)
Amortization of purchased intangibles	0.4	0.4
Restructuring and asset impairments	0.3	0.4
Stock-based compensation	2.1	0.5
Non-cash tax expense	0.5	0.5
Fair value adjustment of warrants in other income	—	0.2
Acquisition transaction and integration costs	4.1	—

Adjusted Net Income	$1.3	$0.5

Margin Expansion:

Adjusted EBITDA margin grew to 16% in the first quarter of 2011 from 11% in the first quarter of 2010. The margin increase results from the economies of scale inherent in our Mobile-as-a-Service business model and cloud computing architecture.

[1]	Adjusted EPS reflects Adjusted Net Income divided by Adjusted Shares Outstanding. See the Use of Non-GAAP Measures section for related reconciliations.

Adjusted Net Income margin was 4% in the first quarter of 2011, compared to 2% in the first quarter of 2010. The margin increase resulted from economies of scale, partially offset by increased depreciation and amortization.

Margin expansion is driving substantial improvements in Adjusted EBITDA and Adjusted Net Income, non-GAAP measures that Motricity believes are relevant ways to assist investors in evaluating Motricity’s operating performance.

Financial Outlook:

For the second quarter 2011, Motricity expects revenue to be in the range of $36 million to $38 million and Adjusted Net Income to be in the range of $3.5 million to $4.5 million. Motricity’s 2-3 year financial targets include annual revenue growth of approximately 30%, and further margin expansion, reaching an Adjusted EBITDA margin of approximately 32% and Adjusted Net Income margin of approximately 25%.

Conference Call and Webcast Information:

The Motricity first quarter 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, May 3, 2011. To participate on the live call, analysts and investors should dial 877-941-8416 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s website at www.motricity.com.

Supplemental Data Schedule

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
	(Dollars in millions)
Revenues
Managed services	$20.2	$20.3	$20.4	$20.4	$20.9	$21.9	$24.2	$23.3	$23.8
Professional services	$3.1	$16.7	$7.7	$4.9	$8.2	$8.5	$13.7	$12.7	$8.4

Total revenues	$23.3	$37.0	$28.1	$25.3	$29.1	$30.4	$37.9	$36.0	$32.2
Percentage of managed services revenue that varies with number of users and transactions	76%	74%	70%	57%	52%	55%	58%	57%	57%

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3	$9.0	$9.4	$5.3
Adjusted EBITDA margin	-8%	20%	19%	-1%	11%	21%	24%	26%	16%
Adjusted Net Income	$(5.3)	$4.6	$2.2	$(2.9)	$0.5	$3.7	$6.1	$5.7	$1.3
Adjusted Net Income margin	-23%	13%	8%	-11%	2%	12%	16%	16%	4%
Adjusted EPS (using Adjusted Shares Outstanding)	$(0.13)	$0.11	$0.05	$(0.07)	$0.01	$0.09	$0.15	$0.14	$0.03

Capital expenditures
Purchased property and equipment	$(0.1)	$(0.9)	$(0.9)	$(0.9)	$(1.2)	$(3.2)	$(0.9)	$(3.0)	$(4.6)
Capitalization of software development costs	$(2.1)	$—	$—	$—	$(1.2)	$(2.8)	$(2.7)	$(2.4)	$(2.2)

Use of Non-GAAP Measures

This press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS (Adjusted Net Income per Adjusted Shares Outstanding). Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income do not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, restructuring expenses, asset impairments and stock-based compensation expense, acquisition transaction and integration costs, interest income and other income (expense), net. We define Adjusted Net Income as net income (loss) before amortization of purchased intangibles, stock compensation expense, restructuring expenses, asset impairments, acquisition transaction and integration costs, non-cash tax expense and the impact from changes in the fair value of warrants. We define Adjusted EPS as Adjusted Net Income divided by Adjusted Shares Outstanding. Adjusted Shares Outstanding reflect the weighted-average common shares outstanding as if the IPO and other adjustments occurred at the beginning of the respective period and also reflect the Series H preferred stock as if it is converted to common stock at the beginning of the relevant period. All outstanding shares of the Series H preferred stock have converted to common stock as of January 3, 2011. Furthermore, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to management, investors and other users of our financial statements in evaluating our operating performance because these financial measures are an additional tool to compare business performance across companies and across periods. We believe that:

•

Adjusted EBITDA is often used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•

investors commonly use Adjusted EBITDA and Adjusted Net Income to eliminate the effect of restructuring, acquisitions and stock-based compensation expenses, which vary widely from company to company and impair comparability.

We use Adjusted EBITDA and Adjusted Net Income:

•	as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	as primary measures to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and

•	in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
	(in millions)
Net income (loss)	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)	$3.3	$2.9	$(6.1)
Other income (expense), net	0.1	0.2	1.3	—	0.3	(3.8)	—	0.2	—
Provision for income taxes	0.4	0.4	0.5	0.5	0.5	0.5	0.7	0.5	0.5
Depreciation and amortization	3.8	3.2	3.3	3.0	2.9	3.0	3.0	3.5	4.4
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—	—	—	0.3
Stock-based compensation*	0.5	0.6	0.6	0.5	0.5	18.2	2.0	2.3	2.1
Acquisition transaction and integration costs	—	—	—	—	—	—	—	—	4.1

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3	$9.0	$9.4	$5.3

*	- Stock-based compensation for the quarter ended June 30, 2010 includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

The following is a reconciliation of Adjusted Net Income to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
	(in millions)
Net income (loss)	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)	$3.3	$2.9	$(6.1)
Amortization of purchased intangibles	0.4	0.4	0.3	0.3	0.4	0.4	0.4	0.4	0.4
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—	—	—	0.3
Stock-based compensation*	0.5	0.6	0.6	0.5	0.5	18.2	2.0	2.3	2.1
Non-cash tax expense	0.4	0.4	0.5	0.5	0.5	0.5	0.4	0.1	0.5
Fair value adjustment of warrants in other income	0.1	0.2	1.3	0.1	0.2	(3.8)	—	—	—
Acquisition transaction and integration costs	—	—	—	—	—	—	—	—	4.1

Adjusted Net Income (Loss)	$(5.3)	$4.6	$2.2	$(2.9)	$0.5	$3.7	$6.1	$5.7	$1.3

*	- Stock-based compensation for the quarter ended June 30, 2010 includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

The following is a reconciliation of Adjusted EPS to EPS, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Net income (loss) per share	$(2.20)	$(1.55)	$(1.31)	$(1.79)	$(1.38)	$(1.95)	$0.07	$0.06	$(0.15)
Accretion of redeemable preferred stock and preferred stock dividends	1.02	1.01	1.01	1.04	1.11	0.66	0.01	0.01	—
Amortization of purchased intangibles	0.07	0.07	0.05	0.06	0.07	0.04	0.01	0.01	0.01
Restructuring and asset impairments	0.04	1.05	0.22	0.02	0.07	—	—	—	0.01
Stock-based compensation	0.09	0.09	0.10	0.09	0.09	2.04	0.05	0.06	0.05
Non-cash tax expense	0.08	0.07	0.09	0.08	0.08	0.05	0.01	0.01	0.01
Fair value adjustment of warrants in other income	(0.01)	0.04	0.22	—	0.05	(0.43)	—	—	—
Acquisition transaction and integration costs	—	—	—	—	—	—	—	—	0.10
Share count adjustments assuming IPO occurred at the beginning of the year	0.78	(0.67)	(0.32)	0.43	(0.08)	(0.32)	(0.01)	(0.01)	—

Adjusted EPS	$(0.13)	$0.11	$0.06	$(0.07)	$0.01	$0.09	$0.15	$0.14	$0.03

The following is a reconciliation of Adjusted Shares Outstanding to Basic Shares Outstanding, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
	(in millions)
Basic shares outstanding for the quarter ended	5.9	5.9	5.9	5.7	5.7	8.9	38.0	38.6	42.3
Assume IPO occurred at the beginning of the year	6.0	6.0	6.0	6.0	6.0	5.1	—	—	—
Assume preferred stock conversion occurred at the beginning of the year	26.1	26.1	26.1	26.1	26.1	23.8	—	—	—
As converted impact of Series H	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4	—
Vested restricted stock	0.4	0.5	0.6	0.7	0.8	0.9	1.0	1.0	—

Adjusted Shares Outstanding for the quarter ended	40.8	40.9	41.0	40.9	41.0	41.1	41.4	42.0	42.3

This press release also includes an outlook for the second quarter 2011 non-GAAP Adjusted Net Income. Motricity is unable to reconcile its guidance to GAAP net income because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP. We note that such information is not in accordance with GAAP and should not be viewed as a substitute for GAAP information.

Forward-Looking Statements

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fiscal first quarter of 2011 or any current or future period. They also include statements about our ability to develop, produce, market, license or sell our products, solutions and services, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, the satisfaction of closing conditions in our agreement with Adenyo and the risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity, Inc.

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right stuff, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity’s unique combination of technology, expertise and go-to-market approach deliver definitive return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow the company on Twitter @motricity.

Motricity

Media Contact:

Jennifer Morgan

(425) 638-8375

jennifer.morgan@motricity.com

Investor Relations Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com

Motricity, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$61,591	$78,519
Restricted short-term investments	—	335
Accounts receivable, net of allowance for doubtful accounts of $482 and $446 at March 31, 2011 and December 31, 2010, respectively	38,244	29,438
Prepaid expenses and other current assets	6,172	6,698

Total current assets	106,007	114,990
Property and equipment, net	25,658	24,339
Goodwill	74,658	74,658
Intangible assets, net	18,821	17,693
Other assets	855	134

Total assets	$225,999	$231,814

Liabilities, redeemable preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$21,411	$15,657
Accrued compensation	5,887	13,666
Accrued expenses	632	1,165
Deferred revenue, current portion	475	746
Other current liabilities	1,695	981

Total current liabilities	30,100	32,215
Deferred revenue, net of current portion	14	131
Deferred tax liability	5,770	5,328
Other noncurrent liabilities	695	714

Total liabilities	36,579	38,388

Redeemable preferred stock	—	49,862

Stockholders’ equity
Common stock, $0.001 par value, 625,000,000 shares authorized; 43,058,886 and 40,721,754 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	43	41
Additional paid-in capital	519,375	467,565
Accumulated deficit	(330,229)	(324,088)
Accumulated other comprehensive income	231	46

Total stockholders’ equity	189,420	143,564

Total liabilities, redeemable preferred stock and stockholders’ equity	$225,999	$231,814

Motricity, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share data and per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues
Managed services	$23,753	$20,881
Professional services	8,461	8,199

Total revenues	32,214	29,080
Operating expenses
Direct third party expenses	4,690	1,305
Datacenter and network operations, excluding depreciation	7,013	8,034
Product development and sustainment, excluding depreciation	6,465	8,182
Sales and marketing, excluding depreciation	4,187	3,655
General and administrative, excluding depreciation	6,663	5,264
Depreciation and amortization	4,373	3,041
Acquisition transaction and integration costs	4,072	—
Restructuring	341	407

Total operating expenses	37,804	29,888

Operating loss	(5,590)	(808)

Other income (expense), net
Other expense	(2)	(258)
Interest and investment income, net	26	—

Other income (expense), net	24	(258)

Pretax loss	(5,566)	(1,066)
Provision for income taxes	575	467

Net loss	(6,141)	(1,533)
Accretion of redeemable preferred stock	—	(6,228)
Series D1 preferred dividends	—	(172)

Net loss attributable to common stockholders	$(6,141)	$(7,933)

Net loss per share attributable to common stockholders - basic and diluted	$(0.15)	$(1.38)

Weighted-average common shares outstanding - basic and diluted	42,286,133	5,753,047